Exhibit 99.1

FINAL TRANSCRIPT

SLTC - Q2 2010 Selectica Earnings Conference Call

Event Date/Time: Oct. 29. 2009 / 9:00PM GMT

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FINAL TRANSCRIPT

Oct. 29. 2009 / 9:00PM, SLTC - Q2 2010 Selectica Earnings Conference Call

CORPORATE PARTICIPANTS

Scott Wilson

Selectica, Inc. - IR

Todd Spartz

Selectica, Inc. - CFO

Brenda Zawatski

Selectica, Inc. - Chairman

PRESENTATION

Operator

Good afternoon, ladies and gentlemen, and thank you for standing by. Welcome to the Selectica second quarter earnings call. During today’s presentation all parties will be in a listen-only mode. Following the presentation the conference will be open for questions. (OPERATOR INSTRUCTIONS)

As a reminder this conference is being recorded today, Thursday, October 29, 2009.

I would now like to turn the conference over to Scott Wilson for Selectica. Please go ahead, sir.

Scott Wilson - Selectica, Inc. - IR

Thank you and good afternoon, everyone. Joining me today are Selectica’s Chairman, Brenda Zawatski; and CFO, Todd Spartz.

Before we begin I’d like to remind everyone that today’s call, including the question-and-answer session, may include forward-looking statements regarding expected revenue and earnings per share and future plans, opportunities and expectations of the Company.

These predictions, estimates and other forward-looking statements involve known and unknown risks and uncertainties that may call actual results to differ materially from those expressed or implied in the call. These risks are detailed in today’s press release as well as in our quarterly and annual reports filed with the SEC, which you are encourage you to review.

Statements included in this conference call are based upon information known to Selectica as of the date of this call, and Selectica assumes no obligation to update this information contained in this call. In addition I’d like to point out that we will present certain non-GAAP information on this call and refer you to the reconciliation of GAAP to non-GAAP information included in today’s press release, which is also available on the Investor Relations section of the Company’s website.

Today we plan to go through the recent quarter’s financial and operational results and give you our thoughts about what’s ahead and what the next steps will be for us.

And with that I’ll turn the call over to CFO, Todd Spartz.

Todd Spartz - Selectica, Inc. - CFO

Thank you, Scott, and good afternoon, everyone. For the second quarter of our fiscal year 2010, which ended on September 30th, total revenue is $3.7 million, compared with $3.1 million for the same period one year ago and $3.2 million during the previous quarter. The revenue split was 38% license and subscription, 39% maintenance revenue and 23% professional services and other revenue.

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FINAL TRANSCRIPT

Oct. 29. 2009 / 9:00PM, SLTC - Q2 2010 Selectica Earnings Conference Call

Revenue for our sales configuration business was $1.4 million or 38% of total revenue, while revenue from our contract management business totaled approximately $2.3 million or 62% of total revenue.

In the year-ago period, the configuration business had revenue of $1.7 million or 55% of the total. And contract management represented $1.4 million or 55— excuse me, 45% of the total.

The more mature sales configuration business continues to operate profitability and is cash-flow positive on a contribution basis. This performance is consistent with our stated focus of investing more heavily and aggressively, growing in our contract management business relative to our sales configuration business.

Gross margin performance on a consolidated basis was 65%. The sales configuration business delivered an 80% gross margin, while the contract management business delivered a 56% gross margin. This compares to the previous quarter’s gross margin combined at 55%, with 75% for configuration and 45— excuse me, 40% for contract management.

The improvements in the contract management business were primarily due to a higher mix of contract management license revenue in the period.

Going forward, I expect that our sales configuration business should continue to deliver gross margins in the mid-70% range based on relatively consistent maintenance revenues, with upside coming from any incremental license sales in that unit.

Contract management margins should continue to be less predictable as they are highly dependent on the level of license revenues and deal terms in any given quarter.

As the Company has previously said, we are focused on gross margin expansion over the next year. Part of that expansion will come as we complete a handful of fixed-price professional service agreements that have diverted internal resources and require utilization of third parties and have a higher cost structure.

Operationally, we have initiatives focused on professional service cost optimization, with the goal of delivering 20%+ gross margins on time materials basis by the end of the fiscal year, with continued improvements into the next fiscal year.

For the fourth consecutive quarter, total operating expenses were below $4 million. Our operating expenses were $3.3 million for this quarter, down from $4.2 million in the peak period in the second quarter of last fiscal year, and $3.7 million in the previous quarter, reflecting the Company’s focus on reducing its operating expenses, particularly in G&A and the sales configuration basis.

Our GAAP net loss for the quarter was $1.1 million or a loss of $0.02, compared to a loss of $2.9 million or $0.10 per share in the year-ago period.

On a non-GAAP basis, which excludes legal costs associated with our current litigation, costs that were part of our corporate governance review and costs from restructuring, our net loss was $1.1 million for the most recent quarter, compared with a non-GAAP loss of $1.9 million and $2.6 million in the previous quarter and in the same quarter last year respectively.

Looking briefly at the balance sheet, we ended the quarter with $18.3 million in total cash, cash equivalents and investments, reflecting a net cash burn of $1.8 million, compared to $3.4 million in the previous quarter and $2.8 million in the year-ago period.

DSO for the period was 84 days, compared to 107 days in the previous quarter and 74 days in the year-ago period.

Concerning expenses from our litigation against Trilogy and Versata, the expenditures are not reflected in our statement of operations but rather held in our balance sheet. Through September 30th we have paid or accrued approximately $4.1 million in charges related to that litigation. We expect that approximately 40% to 50% of those will be covered by our directors’ and officers’ liability policy. To date we have received payments from our carrier totaling $1 million.

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FINAL TRANSCRIPT

Oct. 29. 2009 / 9:00PM, SLTC - Q2 2010 Selectica Earnings Conference Call

In the event that the outcome of the litigation is not favorable, the non-reimbursable amounts will be taken in as a non-cash charge to expense. Final arguments in the litigation were completed in early October, and we remain confident in our position. We anticipate a favorable outcome once the final ruling comes before the end of the year.

I will now turn it over to Brenda for her comments.

Brenda Zawatski - Selectica, Inc. - Chairman

Thank you, Todd. I’d like to start by welcoming Todd to our leadership team as our new CFO. Todd joined us in September bringing more than 15 years financial experience, technology experience and operational leadership. All of us at the Company are truly excited to be working closely with him. Welcome again, Todd.

Now turning to our second quarter on balance I’m pleased with our performance. I want to highlight our success in acquiring new customers and with meeting our ongoing commitment to rationalize our cost structure and operate more efficiently. Highlights from the quarter include, first, six new contract management customers; second, our first joint Selectica EMC customer; third, a 64% year-over-year growth in contract management; fourth, a 22% reduction in year-over-year operating expenses—that’s our fourth consecutive reduction. And last but not least, a new release, Version 4, of our contract management product.

This quarter’s new customers included three companies in the Fortune 500 and a Top 20 commercial bank. Our first customer, signed through our relationship with EMC, validates the value of our joint offering.

As with the previous quarter, two of our new deals were on a [FAS] basis. As a result, the financial benefit of these deals will be increased visibility and predictability of revenue and cash in future quarters.

I am very pleased by both the number and the very high caliber of companies we were able to add this quarter. I think the selection of Selectica by these companies is further evidence that our contract management solution meets the rigorous and diverse needs of leading demanding global companies and provides rapid time to value.

Our contract management pipeline continues to strengthen. Building our pipeline is one of our top priorities and gives us headlights into the future.

I’m pleased with the progress we continue to make; however, I will caution that it does take time to convert our pipeline into revenue.

The results from within our existing customer base were also excellent. We had 100% maintenance renewals validating the value our customers received from our solutions and had a long-term customer deepen its relationship with us through the purchase of new license and extension of the term of our contract.

In addition to these customer successes, we recently announced a new version of our industry-leading contract management product. Selectica contract management— Lifecycle Management 4.0 adds new industry-leading contract amendment capabilities and over 100 enhancements to our user interface. These new capabilities and features allow us to maintain product leadership by increasing our customer’s return on investment. The reception of the latest release by both industry analysts and customers has been very positive.

Now let’s turn to our configuration business, which continues to move forward without any surprises or unexpected news.

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FINAL TRANSCRIPT

Oct. 29. 2009 / 9:00PM, SLTC - Q2 2010 Selectica Earnings Conference Call

The business has consistently delivered gross margins in the mid-70% and is profitable and generates positive operating cash. We continue to make selective investments in config and are currently undertaking some upgrades to the solution. We expect to have a new release to incorporate some enhanced features and functionality that customers are asking for in the near future.

From a strategic perspective, we continue to make progress from our product, customer and financial perspectives. We remain cautious in our optimism for our business in fiscal 2010 and beyond.

For fiscal 2010, we continue to be cautiously optimistic and are targeting overall revenue growth between 5% and 15%, compared to fiscal 2009, led by a 20% to 35% growth in our contract management business.

Just to remind everyone, fiscal 2010 ends on March 31st of 2010, so we are the midpoint of our fiscal year.

As you heard from Todd, we are very focused on improving our cash flow from operations. In the just-ended quarter, we reduced our net cash used by approximately 50% and achieved our lowest cash used in more than 10 quarters. Also, starting in the month of December, our operating cash use will benefit by more than $0.5 million on a quarterly basis as a result of the winding down of the legacy lease commitment.

Before closing, I have a few additional items to share with you.

First, as Todd said, we have completed closing arguments for our lawsuit in front of the Delaware Chancery Court. We are expecting the judge’s decision and remain optimistic that we will receive a favorable ruling.

Secondly, our annual meeting is scheduled for November 12th. In addition to the annual confirmation of auditors and reelection of directors, we are asking shareholders to give the board the authority to initiate a reverse split to maintain compliance with the NASDAQ listing roles and are recommending that we eliminate our classified Board structure.

Finally, we have engaged a search firm to help us find a permanent CEO. As you will recall that when Jim Thanos and I took over on the CEO duties, the plans for us to— was to serve in an interim capacity. Given the progress we have made in building the Company, we believe the time is right to find a permanent CEO to build on our efforts to date.

And with that, I’d like to open it up to your questions.

QUESTIONS AND ANSWERS

Operator

Thank you, ma’am. Ladies and gentlemen, we will now begin the question-and-answer session. (OPERATOR INSTRUCTIONS)

And we have no audio questions at this time, so I’d like to turn the conference back to Mr. Wilson for any closing statements.

Scott Wilson - Selectica, Inc. - IR

I’d just like to thank everybody for joining us this afternoon, and we will look forward to talking to you on our next conference call after the third quarter. Thank you very much.

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FINAL TRANSCRIPT

Oct. 29. 2009 / 9:00PM, SLTC - Q2 2010 Selectica Earnings Conference Call

Operator

And ladies and gentlemen, that does conclude the Selectica second quarter earnings call. If you’d listen to a replay of today’s conference please dial 800-406-7325 or 303-590-3030 with the pass code 4177945.

ACT would like to thank you for your participation, and you may now disconnect.

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